UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrants as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923 Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

(b)    Effective March 31, 2017, Patricia H. McCall, Vice President and General Counsel of Broadcom Limited (the “Company”) is retiring from the Company.

Mark Brazeal, age 49, has been appointed to serve as the Company’s Chief Legal Officer, effective March 27, 2017. Mr. Brazeal served as the Chief Legal Officer and Senior Vice President, IP Licensing of SanDisk Corporation from December 2014 to May 2016, when SanDisk Corporation was acquired by Western Digital Corporation. Prior to joining SanDisk, Mr. Brazeal served in various positions of increasing responsibility at Broadcom Corporation from April 2000 to September 2014, most recently as Senior Vice President and Senior Deputy General Counsel. Prior to joining Broadcom Corporation, Mr. Brazeal was an attorney with the law firms of Wilson Sonsini Goodrich and Rosati, P.C. in Palo Alto, California from 1998 to 2000, YUASA and HARA in Tokyo, Japan from 1996 to 1997 and Howrey and Simon, LLP in Washington, D.C. from 1993 to 1996. Mr. Brazeal obtained his B.A. in American Government from the University of Virginia in 1990 and his J.D. from the University of Virginia School of Law in 1993. As at March 27, 2017, Mr. Brazeal did not beneficially own any ordinary shares of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2017

Broadcom Limited

By:	/s/ Hock E. Tan
Name:	Hock E. Tan
Title:	President and Chief Executive Officer

Broadcom Cayman L.P., by its general partner Broadcom Limited

By:	/s/ Hock E. Tan
Name:	Hock E. Tan
Title:	President and Chief Executive Officer